Exhibit 4.1

SUPPLEMENT NO. 2 TO THE BASE INDENTURE AND

AMENDMENT NO. 1 TO THE SERIES 2007-1 SUPPLEMENT

SUPPLEMENT NO. 2, dated as of June 19, 2008 (this “Supplement”), to the Base Indenture, dated as of November 29, 2007 (as supplemented by Supplement No. 1 thereto, dated as of January 17, 2007, and as otherwise heretofore amended, the “Existing Base Indenture” and as amended by this Supplement, and as the same may be further supplemented, amended or otherwise modified and in effect from time to time, the “Base Indenture”), by and among APPLEBEE’S ENTERPRISES LLC, a Delaware limited liability company (the “Master Issuer”), APPLEBEE’S IP LLC, a Delaware limited liability company (the “IP Holder”), and the Restaurant Holders identified therein (together with the Master Issuer and the IP Holder, each, a “Co-Issuer” and collectively, the “Co-Issuers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the indenture trustee (in such capacity, the “Indenture Trustee”), and AMENDMENT NO. 1, dated as of June 19, 2008 (this “Amendment” and, together with the Supplement, this “Supplement and Amendment”), to the Series 2007-1 Supplement, dated as of November 29, 2007 (the “Existing Series 2007-1 Supplement” and as amended by this Amendment, and as the same may be further supplemented, amended or otherwise modified and in effect from time to time, the “Series 2007-1 Supplement”), by and among the Co-Issuers and the Indenture Trustee.

R E C I T A L S

WHEREAS, the Co-Issuers and the Indenture Trustee have previously executed and delivered the Existing Base Indenture for the issuance of multiple Series of Notes pursuant to the related Series Supplements (such capitalized terms and the other capitalized terms used herein having the meanings assigned thereto or incorporated by reference pursuant to Section 1.1 hereof);

WHEREAS, the Co-Issuers and the Indenture Trustee have previously executed and delivered the Existing Series 2007-1 Supplement for the issuance of the Series 2007-1 Notes;

WHEREAS, the Restaurant Holders, Applebee’s International, the Co-Issuers and the Servicer closed a sale/leaseback transaction involving many of the Company-Owned U.S. Restaurants (the “SLB Transaction”) on June 13, 2008;

WHEREAS, the Co-Issuers desire to apply a portion of the proceeds from the SLB Transaction and certain other funds to repay (a) not less than $320 million of the outstanding principal of the Series 2007-1 Class A-2-I Notes (the “Pay-down Amount #1 Principal Amount”), together with accrued and unpaid interest thereon (the “Pay-down Amount #1 Interest Amount” and, together with the Pay-down Amount #1 Principal Amount, the “Pay-down Amount #1”), as of the Payment Dates occurring in June and July 2008, as applicable, and, in any event, no later than the Payment Date occurring in July 2008 and (b) the remaining balance of the outstanding principal of the Series 2007-1 Class A-2-I Notes on August 31, 2008 (the “Pay-down Amount #2 Principal Amount”), together with accrued and unpaid interest thereon (the “Pay-down Amount #2 Interest Amount” and, together with the Pay-down Amount #2 Principal Amount, the “Pay-down Amount #2” and, together with the Pay-down Amount #1, the “Total Pay-down Amount”);

Applebee’s Supplemental Indenture No. 2

WHEREAS, the parties hereto desire to (i) supplement the Existing Base Indenture and (ii) amend the Existing Series 2007-1 Supplement in the manner provided herein;

WHEREAS, Section 8.2(a) of the Existing Base Indenture permits the Co-Issuers and the Indenture Trustee to enter into a supplement to the Existing Base Indenture subject to the written consent of each Series Controlling Party and, with respect to certain amendments, holders of the Series 2007-1 Class A-2-I Notes;

WHEREAS, Section 7.10 of the Existing Series 2007-1 Supplement permits the Co-Issuers and the Indenture Trustee to amend the Existing Series 2007-1 Supplement in accordance with the terms of the Existing Base Indenture;

WHEREAS, the Insurer identified on the signature pages hereof, in its capacity as the Series Controlling Party with respect to the Series 2007-1 Notes has delivered its written consent to this Supplement and Amendment on the signature pages hereof; and

WHEREAS, 100% of the Holders of the Series 2007-1 Class A-2-I Notes have delivered their written consent to this Supplement and Amendment pursuant to a side letter delivered to the Co-Issuers, the Insurer and the Indenture Trustee as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1       Definitions.  The capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned thereto or incorporated by reference pursuant to Section 1.1 of the Existing Base Indenture.

ARTICLE II
AMENDMENTS

Section 2.1       Amendments to Appendix A (Definitions) of the Existing Base Indenture.

(a)       The definition of “Series 2007-1 Class A-2-I Initial Anticipated Repayment Date” set forth in Appendix A (Definitions) to the Existing Base Indenture is hereby amended by deleting the words shown below in strikethrough and adding the words shown below in bold double underscore:

“Series 2007-1 Class A-2-I Initial Anticipated Repayment Date”: ~~The Payment Date occurring in June~~August 31, 2008.

(b)       The definition of “Series 2007-1 Anticipated Repayment Date” set forth in Appendix A (Definitions) to the Existing Base Indenture is hereby amended by deleting the words shown below in strikethrough:

“Series 2007-1 Anticipated Repayment Date”:  With respect to the Series 2007-1 Class A-2-I Notes, (i) ~~the Payment Date occurring in June 2008 (~~the ~~“~~Series 2007-1 Class A-2-I Initial Anticipated Repayment Date~~”)~~; or (ii) if the Aggregate Outstanding Principal Amount of the Series 2007-1 Class A-2-I Notes is not paid in full on or prior to the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date, the Payment Date occurring in December 2012 (the “Series 2007-1 Class A-2-I Extended Anticipated Repayment Date”); and with respect to each other Class of Series 2007-1 Notes, the Payment Date occurring in December 2012.

Section 2.2       Amendment to Section 4.7(b) of the Existing Series 2007-1 Supplement.

Section 4.7(b) of the Existing Series 2007-1 Supplement is hereby amended by deleting the words shown below in strikethrough:

Series 2007-1 Anticipated Repayment.  The “Series 2007-1 Anticipated Repayment Date” will mean: (A) with respect to the Series 2007-1 Class A-2-I Notes, (i) ~~the Payment Date occurring in June 2008 (~~the ~~“~~Series 2007-1 Class A-2-I Initial Anticipated Repayment Date~~”)~~ or (ii) if the Aggregate Outstanding Principal Amount of the Series 2007-1 Class A-2-I Notes is not paid in full on the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date, the Payment Date occurring in December 2012 (the “Series 2007-1 Class A-2-I Extended Anticipated Repayment Date”); and (B) with respect to the Series 2007-1 Class A-2-II Notes, the Series 2007-1 Class M-1 Notes, and the Series 2007-1 Class A-1 Notes, the Payment Date occurring in December 2012.

Section 2.3       Further Acknowledgments.

(a)       The parties hereto acknowledge and agree that for purposes of Section 10.2(h), Section 10.11(a)(ii)(C), Section 10.12(ii)(B), Section 11.1(e), Section 11.1(s) and Section 11.5(b)(ii)(A)(1) of the Base Indenture and Section 2.2(b) and Section 2.2(n)(i) of the Servicing Agreement, solely for purposes of withdrawing the Pay-down Amount #2 from the Capital Expenditure Reserve Account and for depositing the same, first, into the Collection Account and, subsequently, into the Senior Notes Principal Payment Account for distribution to the Holders of 100% of the Series 2007-1 Class A-2-I Notes, any portion of the Total Pay-down Amount deposited to the applicable Accounts after the Accounting Date in respect of the Payment Date occurring in August 2008 shall be deemed to have been available for withdrawal and/or application under the sections referenced above as of the Accounting Date in respect of the Payment Date occurring in August 2008.

(b)       The parties hereto further acknowledge and agree that (i) the Pay-down Amount #1 shall be applied to repay the Pay-down Amount #1 Principal Amount and to pay the Pay-down Amount #1 Interest Amount on or prior to the Payment Date occurring in July 2008 and (ii) the Pay-down Amount #2 shall be applied to repay the Pay-down Amount #2 Principal Amount and to pay the Pay-down Amount #2 Interest Amount on the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date (as amended pursuant to Section 2.1 and Section 2.2 above). Accordingly, and notwithstanding anything to the contrary in the Base Indenture, the Indenture Trustee is hereby instructed to apply (1) Pay-down Amount #1, first to the payment of the Pay-down

Amount #1 Interest Amount, and, thereafter, to the repayment of the Pay-down Amount #1 Principal Amount and (2) Pay-down Amount #2, first to the payment of the Pay-down Amount #2 Interest Amount, and, thereafter, to the repayment of the Pay-down Amount #2 Principal Amount, in each case, in accordance with Section 11.5(b)(ii)(A)(1) of the Base Indenture on the Payment Dates occurring in June and July 2008 and on August 31, 2008, respectively.

(c)       For purposes of this Supplement and Amendment, the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date shall be deemed to be a Payment Date. The parties hereto acknowledge and agree that the treatment of the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date as a Payment Date shall be solely for purposes of allowing the Pay-down Amount #2 to be paid on such date as set forth above and the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date shall not be deemed a Payment Date for any other purpose, including without limitation for purposes of making any draws under the Series 2007-1 Class A Policy.

(d)       In the event that any portion of the Pay-down Amount #1 is not paid on or prior to the Payment Date occurring in July 2008 in accordance with the terms hereof, (i) the Series 2007-1 Make-Whole Amount under Section 4.7(d) of the Existing Series 2007-1 Supplement shall be payable in respect of all future prepayment of principal in respect of the Series 2007-1 Class A-2-I Notes and (ii) the interest rate set forth under Section 4.5(a)(ii) of the Existing Series 2007-1 Supplement shall apply in respect of the unpaid portion of principal of the Series 2007-1 Class A-2-I Notes, in each case, as if the Series 2007-1 Class A-2-I Initial Anticipated Repayment Date was the Payment Date occurring in July 2008.

ARTICLE III
MISCELLANEOUS

Section 3.1       Effectiveness of this Supplement and Amendment.  This Supplement and Amendment shall become effective upon the satisfaction of the following conditions:

(a)       the execution and delivery of this Supplement and Amendment by each of the Co-Issuers and the Indenture Trustee; and

(b)       the consent to the execution and delivery of this Supplement and Amendment (by acknowledgment of the signature pages hereto or otherwise) by (1) Assured Guaranty Corp., as the Insurer with respect to the Series 2007-1 Notes and (2) the holder of 100% of the Series 2007-1 Class A-2-I Notes.

Section 3.2       Effect of Supplement and Amendment.  The Existing Base Indenture as modified by this Supplement and the Existing Series 2007-1 Supplement as modified by this Amendment and all rights and remedies of the parties thereunder are and shall continue to be in full force and effect in accordance with the terms thereof, and the Existing Base Indenture as modified by this Supplement and the Existing Series 2007-1 Supplement as modified by this Amendment is hereby ratified and confirmed in all such respects by the parties hereto.

Section 3.3       Effect of Section Headings.  The section headings in this Supplement and Amendment are for convenience only and shall not affect the construction of this Supplement and Amendment.

Section 3.4       Separability.  In case any provision of this Supplement and Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5       Governing Law.  THIS SUPPLEMENT AND AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.6       Counterparts.  This Supplement and Amendment may be executed in any number of counterparts (including by facsimile or other electronic means of transmission), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Existing Base Indenture and this Amendment to the Existing Series 2007-1 Supplement to be duly executed as of the date and year first above written.

APPLEBEE’S ENTERPRISES LLC,
as Master Issuer

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S IP LLC,
as IP Holder

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S RESTAURANTS NORTH LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S RESTAURANTS MID- ATLANTIC LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

[Applebee’s Supplemental Indenture No. 2 Signature Page 1 of 4]

APPLEBEE’S RESTAURANTS WEST
LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S RESTAURANTS TEXAS LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S RESTAURANTS KANSAS LLC,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S RESTAURANTS VERMONT INC.,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

APPLEBEE’S RESTAURANTS INC.,
as a Restaurant Holder

By:	/s/ Rebecca Tilden
Name:
Title:

[Applebee’s Supplemental Indenture No. 2 Signature Page 2 of 4]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Chad Schafer
Name:	Chad Schafer
Title:	Corporate Trust Officer

[Applebee’s Supplemental Indenture No. 2 Signature Page 3 of 4]

Consented to for purposes of Section 8.2(a)

of the Existing Base Indenture and Section 6.01 of the Insurance

Agreement relating to the Series 2007-1 Notes:

ASSURED GUARANTY CORP.,

as Insurer in respect of the Series 2007-1 Notes

By:	/s/ Jonathan Harris
	Name:	Jonathan Harris
	Title:	Director

[Applebee’s Supplemental Indenture No. 2 Signature Page 4 of 4]